EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report on Form 10-K of Insmed Incorporated (the “Company”) for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin P. Tully, Treasurer and Controller (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin P. Tully
Kevin P. Tully C.G.A.
Treasurer and Controller (Principal Financial and Accounting Officer)

March 16, 2005

A signed original of this written statement required by § 906 of the Sarbanes-Oxley Act of 2003 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.